UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2007

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2007, Loral Space & Communications Inc. (the "Company") announced that Loral Skynet Corporation ("Loral Skynet"), a wholly owned subsidiary of the Company, had issued a mandatory notice of redemption of all 1,187,997 of its issued and outstanding shares of Series A 12% Non-Convertible Preferred Stock (the "Skynet Preferred"). The redemption is to take place on November 5, 2007. The redemption will be conducted pursuant to the terms of Exhibit A of the Restated Certificate of Incorporation of Loral Skynet, and the aggregate redemption price paid for the Skynet Preferred will be approximately $246.4 million, which includes accrued and unpaid dividends to November 5, 2007.

The redemption of the Skynet Preferred is being conducted in connection with (i) the previously announced acquisition of Telesat Canada (the "Telesat Acquisition") by a wholly owned subsidiary of Telesat Holdings Inc. ("Holdco"), a Canadian corporation that is owned by the Company and Public Sector Pension Investment Board ("PSP"), as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2006 and (ii) the pending transfer and sale by Loral Skynet of substantially all of Loral Skynet’s assets to Holdco in connection with the Telesat Acquisition, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2007.

Item 8.01 Other Events.

On October 5, 2007, the Company issued a press release announcing, among other things, that the Federal Communications Commission has granted the final required regulatory approval necessary for the closing of the Telesat Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Loral Space & Communications Inc., dated October 5, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

October 10, 2007	By:	Janet T. Yeung

Name: Janet T. Yeung
Title: Vice President, Deputy General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Loral Space & Communications Inc., dated October 5, 2007